UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026 (March 24, 2026)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secured Notes

On March 25, 2026, Nexstar Media Inc. (the “Issuer” or “NMI”), a wholly owned subsidiary of Nexstar Media Group, Inc. (the “Company”), completed the issuance and sale of $3,390 million in aggregate principal amount of 6.500% Senior Secured Notes due 2033 (the “Secured Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Secured Notes were issued pursuant to an indenture, dated as of March 25, 2026 (the “Secured Notes Indenture”), by and among the Issuer, the Company, Mission Broadcasting, Inc. (“Mission”), the other guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent.

The Issuer used the proceeds from the offering of the Secured Notes, together with cash on hand, to (i) repay approximately $1.2 billion of borrowings outstanding under the Bridge Facility (as defined below) incurred in connection with the closing of the acquisition of TEGNA Inc. (“TEGNA”), which was consummated on March 19, 2026, and the repayment of the TEGNA 2028 Notes (as defined below), (ii) together with borrowings under the New Incremental Term Loan B Facility (as defined below), repay all of the borrowings outstanding under the Existing Incremental Term Loan B Facility, (iii) fund the purchase of approximately $1,000 million of TEGNA’s 5.00% senior notes due 2029 in connection with the Issuer’s tender offer for such notes on March 25, 2026 and (iv) pay fees and expenses in connection with the foregoing and the acquisition of TEGNA.

The Secured Notes are guaranteed on a senior secured basis by the Company, Mission and any direct or indirect restricted subsidiary of Mission, and by certain of the Issuer’s existing and future restricted subsidiaries that guarantee the Issuer’s credit facilities, and are secured on a pari passu basis with the obligations under the Issuer’s first lien credit agreement. The Secured Notes and the related guarantees are senior obligations of the Issuer and the guarantors and rank equal in right of payment with all of the existing and future senior indebtedness of the Issuer and the guarantors.

The Secured Notes will mature on September 15, 2033. Interest on the Secured Notes accrues at a rate of 6.500% per annum, payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2026. The Issuer is obligated to make each interest payment to the holders of record of the Secured Notes on the immediately preceding March 1 and September 1.

The Issuer has the option to redeem all or a portion of the Secured Notes at any time prior to March 15, 2029 at a price equal to 100% of the aggregate principal amount of the Secured Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a customary “make-whole” premium. At any time prior to March 15, 2029, the Issuer may also redeem up to 40% of the aggregate principal amount of the Secured Notes at a redemption price equal to 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the proceeds of certain equity offerings. In addition, at any time prior to March 15, 2029, the Issuer may redeem up to 10% of the aggregate principal amount of the Secured Notes (including any additional Secured Notes, if any) during each twelve-month period ending after the issue date of the Secured Notes at a redemption price of 103% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after March 15, 2029, the Issuer may redeem the Secured Notes, in whole or in part, at the applicable redemption price set forth in the Secured Notes Indenture.

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Secured Notes Indenture), each holder of the Secured Notes may require the Issuer to repurchase all or a portion of such Secured Notes in cash at a price equal to 101% of the aggregate principal amount of the Secured Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Secured Notes Indenture contains covenants that limit, among other things, the ability of the Issuer and its restricted subsidiaries to (1) incur additional debt, (2) pay dividends or make other distributions or repurchases or redeem its capital stock, (3) make certain investments, (4) create liens, (5) merge or consolidate with another company, (6) sell, transfer or otherwise dispose of all or substantially all assets, (7) enter into agreements that restrict the ability of the Issuer's restricted subsidiaries to make distributions, loans or advances to the Issuer or other restricted subsidiaries and (8) prepay, redeem or repurchase certain indebtedness. These covenants are subject to a number of important exceptions and qualifications set forth in the Secured Notes Indenture.

The Secured Notes Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Secured Notes Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the applicable trustee or holders of at least 30% in principal amount of the then-outstanding Secured Notes of the applicable series may declare the principal of and accrued but unpaid interest on all such Secured Notes to be due and payable.

The Secured Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Secured Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Credit Agreement Amendment

On March 25, 2026, NMI entered into that certain Amendment No. 9 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of January 17, 2017 (as amended by that Amendment No. 1, dated as of July 19, 2017, that Amendment No. 2, dated as of October 26, 2018, that Amendment No. 3, dated as of September 19, 2019, that Amendment No. 4, dated as of September 3, 2020, that Amendment No. 5, dated as of June 21, 2022, that Amendment No. 6, dated as of June 6, 2023, that Amendment No. 7, dated as of June 27, 2025, that Amendment No. 8, dated as of March 19, 2026, the Credit Agreement Amendment and as otherwise modified prior to the date hereof, the “Credit Agreement”), by and among NMI, as the borrower, Nexstar Media Group Inc., as a holding company, Bank of America, N.A. (“BofA”), as administrative agent, and the financial institutions from time to time party thereto as lenders, pursuant to which NMI established a new incremental senior secured term B loan facility (the “New Incremental Term Loan B Facility”) in an aggregate principal amount of $1,750 million, proceeds of which were used, together with $1,000 million of proceeds from the issuance and sale of the Secured Notes, to refinance in full the $2,750 million incremental senior secured term B loan facility (the “Existing Incremental Term Loan B Facility”) incurred on March 19, 2026 in connection with the consummation of the acquisition of TEGNA. The New Incremental Term Loan B Facility has the same terms as the Existing Incremental Term Loan B Facility and bears interest at the SOFR for the applicable interest period plus 2.75%, with a 0.0% SOFR floor, with a seven-year maturity.

The foregoing descriptions of the Secured Notes Indenture and the Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the complete copy of the Secured Notes Indenture and the Credit Agreement Amendment filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein. The related form of Secured Notes is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On March 24, 2026, NMI redeemed all of the outstanding principal amount of TEGNA’s 4.625% Senior Notes due 2028 (the “TEGNA 2028 Notes”) with proceeds from delayed draw borrowings under the Bridge Facility. Following such redemption, no amount of notes remained outstanding under the indenture governing the TEGNA 2028 Notes.

On March 25, 2026, NMI (i) repaid all of the borrowings outstanding under the Bridge Facility with proceeds from the issuance and sale of the Secured Notes and, in connection therewith, terminated the credit agreement, dated as of March 19, 2026, by and among NMI, as the borrower, BofA, as the administrative agent and the collateral agent, and the financial institutions from time to time party thereto (the “Bridge Credit Agreement”), which provided for a senior first lien secured increasing rate bridge facility in an aggregate principal amount of up to $2,390 million (the “Bridge Facility”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On March 24, 2026, NMI incurred approximately $1,000 million of delayed draw borrowings under the Bridge Facility to fund the redemption of all of TEGNA’s 4.625% Senior Notes due 2028 at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

The information set forth in Item 1.01 above is otherwise incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 25, 2026, by and among Nexstar Media Inc., the guarantors party thereto, and Wilmington Trust, National Association, as trustee and notes collateral agent.
4.2	Form of 6.500% Senior Secured Notes due 2033 (included as Exhibit A to Exhibit 4.1).
10.1

Amendment No.9 dated as of March 25, 2026, to Credit Agreement, dated as of January 17, 2017, by and among Nexstar Media Inc. (f/k/a Nexstar Broadcasting, Inc.), Nexstar Media Group, Inc., Bank of America, N.A. and the several lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2026

NEXSTAR MEDIA GROUP, INC.

By: /s/ Lee Ann Gliha

Lee Ann Gliha
Chief Financial Officer
(Principal Financial Officer)